*****

                            ARTICLES OF INCORPORATION

                                       OF

                        INVESTMENT BOOK PUBLISHERS, INC.

                                     *****

                                      FIRST

         The NAME OF THE corporation is INVESTMENT B00K PUBLISHERS, INC.

                                     SECOND

                  ITS PRINCIPAL OFFICE IN THE STATE OF NEVADA IS LOCATED AT One East First Street, Reno Nevada 89501. The name and address of its resident agent is THE, CORPORATION TRUST COMPANY or Nevada, One East First Street, Reno, Nevada 89501.

                                      THIRD

                  The purpose Or purposes for which the corporation is organized:

                  To engage in and carry on my lawful business activity or trade, and to engage In the business of publishing books.

                                     FOURTH

                  The amount of THE total AUTHORIZED CAPITAL STOCK OF THE CORPORATION IS FIVE Thousand Dollars ($5,000.00) Consisting or Fifty Million (50,000,000), shares of stock of the Paz VALUE OF $0.0001 each.

                                                                RECEIVED

                                                               MAY 22

                                      FIFTH

                  The governing board of this corporation shall be known as directors, and the directors may, from time to time, be Increased or decreased in such manner as shall be provided by the bylaws of this corporation.

                  The names and addresses of die members of the first board of directors, which shall be two in number, are as follows

          NAME                              POST-OFFICE ADDRESS
          ----                              -------------------
          Gregory Ruff                      6411 Auer
                                            Spokane, Washington 99223

          Doris M. Ruff                     731 Sorensen Street
                                            Whittier, California 90606

                  The aforementioned individuals will be the initial directors of this corporation and its initial officers as well. The number of members of the Board of Directors shall not be less than two, nor more than seven, Additional officers way be appointed by the Board of Directors.

                                      SIXTH

                  The capital Stock, After the amount of the subscription price, or par value, has, been paid in shall not be subject to assessment to pay the debts of the. corporation.

                                     SEVENTH

                  The name and addresses of the incorporated signing the Ariticles of Incorporation is as follows:

         NAME                               POST-OFFICE ADDRESS
         ----                               -------------------

         Gregory RUFF                       South 6411 Auer
                                            Spokane, Washington 99223

                                     EIGHTH

                  The corporation is to have perpetual existence

                                      NINTH

                  In furthermore, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized;

                  Subject to the- bylaws, If any, adopted by the stockholders, to make, alter or amend the bylaws or The corporation.

                  To fix the amount to be reserved as working capital over and above the capital stock paid in. to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

                  By resolution passed by a majority Of the whole board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the- bylaws of the corporation shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have, such name or names as way be stated In the bylaws, of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

                  When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise, at least a majority Of the voting power given at a stockholders' meeting called for that purpose, or when authorized by written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

                                      TENTH

                  Meeting of stockholders may be held outside of the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

                                    ELEVENTH

                  This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                     TWELFTH

                  The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada.

                  I , THE UNDERSIGNED, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set my hands this 20th day of May, 1996.

                                            /s/ Gregory Ruff
                                            --------------------------------
                                            GREGORY RUFF


STATE OF WASHINGTON )
                    )ss.
County of Spokane   )

                  On this 20th day of May, 1996, before me, a Notary Public, personally appeared Gregory Ruff, who severally acknowledged that he executed the above instrument

                                            /s/ Elisa Gulson
                                            --------------------------------
                                            Notary Public residing in the State
                                            of Washington, in Spokane,


My Commission Expires:

October 9, 1998

                                                  Receipt No. FY9800028440
                                                  ACCORD SEMICONDUCTOR GROUP

                                                  11/18/1997
                                                  135.00

                                                  REC'D By TN



              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                        INVESTMENT BOOK PUBLISHERS, INC.

         We, the undersigned President and Secretary of INVESTMENT BOOK PUBLISHERS, INC. do hereby certify as follows:

         That the Board of Directors of said corporation at a meeting duly convened, held on November 6, 1997, adopted a resolution to amend the Amended Articles of Incorporation filed on May 22, 1996, as follows:

         ARTICLE 1 is hereby amended to read as follows:

         That the name of the corporation is: ACCORD ADVANCED TECHNOLOGIES, INC.

         ARTICLE 4 is hereby amended to read as follows:

         The amount of the total authorized capital stock of the corporation is Five Thousand Dollars ($5,000.00) consisting of Forty-seven Million (47,000,000) shares of Common stock and Three Million (3,000,000) shares of Preferred stock all having the par value of $.0001 each.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 4,950,000, that said amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon pursuant to an Action by Written Consent of the Shareholder of Investment Book Publishers, Inc.

                                            /s/ Gregory Paul Ruff
                                            --------------------------------
                                            GREGORY PAUL RUFF,
                                            President

                                            /s/ Doris M. Ruff
                                            --------------------------------
                                            DORIS M. RUFF Secretary

STATE OF WASHINGTON )
                    )ss.
COUNTY OF SPOKANE   )

         On November 10 , 1997, personally appeared before me, a Notary Public, GREGORY PAUL RUFF, known to me to be the person whose name is subscribed to the foregoing Certificate of Amendment of Articles of Incorporation and acknowledged that he executed the same:


                                            /s/ Jackie Braten/Jackie Braten
                                            --------------------------------
                                            Notary Public
                                            Commission Expires 12/29/99


STATE OF CALIFORNIA      )
                         )ss.
COUNTY OF LOS ANGELES    )

         On November 11, 1997, personally appeared before me, a Notary Public, DORIS M. RUFF, known to me to be the person whose name is subscribed to the foregoing Certificate of Amendment of Articles of Incorporation and acknowledged that she executed the same:

                                            /s/ Signature Illegible
                                            --------------------------------
                                                     Notary Public

                                  Page 2 of 2